                                                                     EXHIBIT 4.7












                                PIONEER COMPANIES
                                SAVINGS PLAN FOR
                        TACOMA BARGAINING UNIT EMPLOYEES

                                      INDEX


ARTICLE I
         DEFINITIONS............................................................................................I-1
         1.1      Account or Accounts...........................................................................I-1
         1.2      Actual Deferral Percentage....................................................................I-1
         1.3      Affiliated Company............................................................................I-1
         1.4      Aggregation Group.............................................................................I-1
         1.5      Annual Additions..............................................................................I-2
         1.6      Annual Benefit................................................................................I-2
         1.7      Applicable Compensation.......................................................................I-2
         1.8      Board of Directors............................................................................I-3
         1.9      Break in Service..............................................................................I-3
         1.10     Code..........................................................................................I-3
         1.11     Committee.....................................................................................I-3
         1.12     Company Stock.................................................................................I-3
         1.13     Compensation..................................................................................I-3
         1.14     Corporation...................................................................................I-4
         1.15     Determination Date............................................................................I-4
         1.16     Effective Date of the Plan....................................................................I-4
         1.17     Eligible Class................................................................................I-4
         1.18     Employee......................................................................................I-4
         1.19     Employer or Employers.........................................................................I-5
         1.20     Employer Contribution.........................................................................I-5
         1.21     Employer Contribution Account.................................................................I-5
         1.22     ERISA.........................................................................................I-5
         1.23     Excess Annual Additions.......................................................................I-5
         1.24     Excess Contributions..........................................................................I-5
         1.25     Highly Compensated Employee...................................................................I-5
         1.26     Hour of Service...............................................................................I-6
         1.27     Investment Manager............................................................................I-7
         1.28     Key Employee..................................................................................I-7
         1.29     Leased Employee...............................................................................I-7
         1.30     Maximum Permissible Amount....................................................................I-7
         1.31     Member........................................................................................I-7
         1.32     Non-Highly Compensated Employee...............................................................I-8
         1.33     Non-Key Employee..............................................................................I-8
         1.34     Participating Company.........................................................................I-8
         1.35     Plan..........................................................................................I-8
         1.36     Plan Year.....................................................................................I-8
         1.37     Retirement Date...............................................................................I-8
         1.38     Rollover Account..............................................................................I-8

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

         1.39     Salary Deferral Contribution..................................................................I-8
         1.40     Salary Deferral Contribution Account..........................................................I-8
         1.41     Savings Contributions.........................................................................I-8
         1.42     Savings Contribution Account..................................................................I-8
         1.43     Spouse........................................................................................I-8
         1.44     Top-Heavy Group...............................................................................I-8
         1.45     Total Compensation............................................................................I-9
         1.46     Trust.........................................................................................I-9
         1.47     Trust Fund....................................................................................I-9
         1.48     Trustee.......................................................................................I-9
         1.49     Valuation Date................................................................................I-9
         1.50     Year of Service...............................................................................I-9

ARTICLE II
         PROFIT SHARING PLAN...................................................................................II-1
         2.1      Profits:.....................................................................................II-1

ARTICLE III
         ELIGIBILITY..........................................................................................III-1
         3.1      Employees Eligible..........................................................................III-1
         3.2      Savings Contribution or Salary Deferral Contribution Authorization Required
                   ...........................................................................................III-1
         3.3      Contributions Voluntary.....................................................................III-1
         3.4      Transfers of Employment.....................................................................III-1

ARTICLE IV
         CONTRIBUTIONS AND VESTING.............................................................................IV-1
         4.1      Savings Contributions........................................................................IV-1
         4.2      Salary Deferral Contributions................................................................IV-1
         4.3      Matching Employer Contributions..............................................................IV-2
         4.4      Change in Contribution Rate..................................................................IV-2
         4.5      Voluntary Suspension of Contributions........................................................IV-3
         4.6      Actual Deferral Percentage...................................................................IV-3
         4.7      Actual Deferral Percentage Test..............................................................IV-3
         4.8      Adjustments as a Result of Actual Deferral Percentage Test...................................IV-4
         4.9      Maximum Contribution Percentage..............................................................IV-5
         4.10     Adjustments For Excessive Contribution Percentage............................................IV-6
         4.11     Maximum Annual Additions.....................................................................IV-6
         4.12     Rollover Contributions.......................................................................IV-9
         4.13     Vesting......................................................................................IV-9


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
ARTICLE V
         INVESTMENTS............................................................................................V-1
         5.1      Direction of Investments......................................................................V-1
         5.2      Company Stock Fund............................................................................V-1

ARTICLE VI
         PAYMENT OF CONTRIBUTIONS  AND  ALLOCATIONS............................................................VI-1
         6.1      Payment Of Contributions.....................................................................VI-1
         6.2      Valuation Of Trust Fund......................................................................VI-1
         6.3      Funding Policy...............................................................................VI-1

ARTICLE VII
         DISTRIBUTION  OF  ACCOUNTS...........................................................................VII-1
         7.1      Time of Distribution........................................................................VII-1
         7.2      Distributions From Accounts Following Separation From Service...............................VII-2
         7.3      Partial Withdrawals.........................................................................VII-2
         7.4      Total Withdrawal............................................................................VII-2
         7.5      Special Withdrawal After Attainment of Age 59-1/2...........................................VII-3
         7.6      Hardship Withdrawals........................................................................VII-3
         7.7      Loans to Members............................................................................VII-4
         7.8      Methods of Distribution.....................................................................VII-6
         7.9      Election to Receive an Annuity..............................................................VII-7
         7.10     Pre-retirement Survivor Annuity.............................................................VII-7
         7.11     Election Not to Receive the Pre-retirement Survivor Annuity.................................VII-8
         7.12     Direct Rollover.............................................................................VII-8
         7.13     30-Day Waiver...............................................................................VII-9
         7.14     Forfeitures.................................................................................VII-9

ARTICLE VIII
         AUTHORIZED ABSENCES.................................................................................VIII-1
         8.1      Authorized Absences........................................................................VIII-1
         8.2      Effect of Authorized Absences..............................................................VIII-1

ARTICLE IX
         BENEFICIARIES IN THE EVENT OF DEATH...................................................................IX-1
         9.1      Beneficiaries................................................................................IX-1

ARTICLE X
         ADMINISTRATION.........................................................................................X-1
         10.1     Administrative Committee......................................................................X-1
         10.2     Power of the Committee........................................................................X-1
         10.3     Duties of the Committee.......................................................................X-2
         10.4     Accounts Records..............................................................................X-3

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
         10.5     Allocation of Responsibility Among Fiduciaries for Plan and Trust Fund Administration.........X-3
         10.6     Presenting Claims for Benefit.................................................................X-4
         10.7     Claim Review Procedure........................................................................X-5
         10.8     Disputed Benefit..............................................................................X-5
         10.9     Unclaimed Benefit.............................................................................X-5

ARTICLE XI
         TRUST.................................................................................................XI-1
         11.1     Establishment................................................................................XI-1
         11.2     Exclusive Investments........................................................................XI-1
         11.3     Beneficial Interests.........................................................................XI-1
         11.4     Separate Accounts............................................................................XI-1
         11.5     Company Stock................................................................................XI-1

ARTICLE XII
         TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN..................................................XII-1
         12.1     Powers Reserved.............................................................................XII-1
         12.2     Effect of Termination.......................................................................XII-1
         12.3     Merger of Plan with Another Plan............................................................XII-1

ARTICLE XIII
         EXPENSES............................................................................................XIII-1
         13.1     Expenses...................................................................................XIII-1
         13.2     Taxes......................................................................................XIII-1

ARTICLE XIV
         MISCELLANEOUS  PROVISIONS............................................................................XIV-1
         14.1     Terms of Employment.........................................................................XIV-1
         14.2     Controlling Laws; Government Regulations....................................................XIV-1
         14.3     Invalidity of Particular Provisions.........................................................XIV-1
         14.4     Non-Alienability of Rights of Members.......................................................XIV-1
         14.5     Payments in Satisfaction of Claims of Members...............................................XIV-1
         14.6     Payments Due Minors and Incompetents........................................................XIV-1
         14.7     Acceptance of Terms and Conditions of Plan by Members.......................................XIV-2
         14.8     Impossibility of Diversion of Trust Fund....................................................XIV-2
         14.9     Refunds to Employer.........................................................................XIV-2

ARTICLE XV
         AFFILIATED COMPANIES..................................................................................XV-1
         15.1     Eligibility and Adoption.....................................................................XV-1


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

ARTICLE XVI
         TOP-HEAVY  PLAN  REQUIREMENTS........................................................................XVI-1
         16.1     General Rule................................................................................XVI-1
         16.2     Vesting Provisions..........................................................................XVI-1
         16.3     Minimum Contribution Provisions.............................................................XVI-1
         16.4     Limitation on Contributions.................................................................XVI-1
         16.5     Uniform Accrual.............................................................................XVI-2
         16.6     Determination of Top-Heavy Status...........................................................XVI-2




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                                PIONEER COMPANIES
                                SAVINGS PLAN FOR
                        TACOMA BARGAINING UNIT EMPLOYEES

         Pioneer Chlor Alkali Company, Inc. hereby amends, renames, and restates the Pioneer Tacoma Bargaining Unit 401(k) Plan effective as of July 1, 1998, unless provided otherwise herein. The terms and provisions of the Plan as so amended are as follows:

                                  INTRODUCTION

         The purposes of this Plan are to provide benefits for eligible Employees through an Employer profit sharing contribution and to promote and encourage Employees to provide additional security and income for their retirement through a systematic matching savings program. However, the establishment of this Plan shall not be considered as giving any Employee or any other person any legal or equitable right as against any Employer, the Committee or the Trustee, or in the assets of the Plan, except and to the extent that such right is specifically provided for in this Plan.

         This Plan has been adopted for the exclusive benefit of the Members and their beneficiaries. So far as possible, this Plan shall be interpreted in a manner consistent with this intent and with the intention of the Corporation that this Plan shall satisfy those provisions of ERISA and the Code relating to qualified employee profit sharing plans with a Code Section 401(k) feature.

         The Plan is hereby amended and completely restated as set forth herein and all rights and benefits under the Plan shall hereafter be determined under the terms and provisions hereof. However, the amendment and restatement of the Plan hereby shall not operate or be construed to deprive any Member of any protected benefit, within the meaning of Code Section 411(d)(6) and the regulations thereunder, he may have had under the Plan as in effect immediately prior to this amendment.







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                                    ARTICLE I
                                   DEFINITIONS

         The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

1.1 ACCOUNT OR ACCOUNTS: The Employer Contribution Account, the Savings Contribution Account, the Salary Deferral Contribution Account and/or the Rollover Account of a Member.

1.2 ACTUAL DEFERRAL PERCENTAGE: The Actual Deferral Percentage, as defined in Section 4.6.

1.3 AFFILIATED COMPANY: Any corporation which is a member of a controlled group of corporations (within the meaning of the Code Section 414(b)) with the Corporation; any trade or business (whether or not incorporated) which is under common control (as defined in Code Section 414(c)) with the Corporation; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Corporation; and any other entity required to be aggregated with the Corporation pursuant to Regulations under Code Section 414(o). For purposes of applying the limitations of Code Section 415, an Affiliated Company shall be determined in accordance with Code Section 415(h).

1.4 AGGREGATION GROUP: For purposes of Article XVI, the group of plans, if any, that includes both the group of plans required to be aggregated and the group of plans permitted to be aggregated. The group of plans required to be aggregated (the "required aggregation group") includes:

                  (a) Each plan of an Affiliated Company in which a Key Employee is a participant, including collectively bargained plans, and

                  (b) Each other plan, including collectively bargained plans, of an Affiliated Company which enables a plan in which a Key Employee is a participant to meet the requirements of the Code, as amended, prohibiting discrimination as to contributions or benefits in favor of employees who are officers, shareholders, or the highly compensated or prescribing minimum participation standards.

         The group of plans that are permitted to be aggregated (the "permissive aggregation group") includes the required aggregation group plus one or more plans of an Affiliated Company that is not part of the required aggregation group, and that the Affiliated Company certifies as a plan within the permissive aggregation group. Such plan or plans may be added to the permissive aggregation group only if, after the addition, the aggregation group as a whole continues not to discriminate as to contributions or benefits in favor of officers, shareholders, or the highly compensated, and to meet the minimum participation standards under the Code.

1.5 ANNUAL ADDITIONS: With respect to each Plan Year, the total of Employer contributions (including Salary Deferral Contributions), forfeitures and Member contributions allocated to a Member's Account for such Plan Year. Amounts allocated to an individual medical account, as defined in Code Section 415(1), which is part of a defined benefit plan maintained by the Employer, are treated as Annual Additions. Also, amounts derived from contributions which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, are treated as Annual Additions.

1.6 ANNUAL BENEFIT: Means a benefit payable annually in the form of a straight life annuity (with no ancillary benefits) under a plan, but excluding benefits attributable to Employee contributions and rollover contributions.

1.7 APPLICABLE COMPENSATION: For purposes of Code Section 415, Applicable Compensation means (i) a Member's earned income, wages, salaries, and fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash and also without regard to salary deferral elections pursuant to Code Sections 125 or 401(k)) for personal services actually rendered in the course of employment with the Employer or Affiliated Company maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of the percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and expense allowances), (ii) amounts described in Code Sections 104(a)(3), 105(a) and 105(h), but only to the extent that these amounts are includable in the gross income of the Employee, (iii) amounts paid or reimbursed by the Employer or Affiliated Company for moving expenses incurred by the Employee, but only to the extent that these amounts are excludable from gross income of the Employee,
(iv) the value of a nonqualified stock option granted to an Employee, but only to the extent such value is included in the gross income of the employee for the taxable year in which granted, and (v) the amount included in the gross income of the Employee upon making the election under Code Section 83(b), but excluding the following:

                  (a) Contributions made by the Employer or Affiliated Company to a plan of a deferred compensation to the extent that, before the application of the Code Section 415 limitations to that plan, the contributions are not includable in the gross income of the Employee for the taxable year in which contributed. In addition, Employer contributions made on behalf of an Employee to a simplified employee pension described in Code Section 408(k) are not considered as compensation for the taxable year in which contributed to the extent such contributions are deductible by the Employee under Code Section 219(b)(7). Additionally, any distributions from a plan of deferred compensation are not considered as compensation for Code Section 415 purposes, regardless of whether such amounts are includable in the gross income of the Employee when distributed. However, any amounts received by an Employee pursuant to an unfunded non-qualified plan may be considered as compensation for Code Section 415 purposes in the year such amounts are includable in the gross income of the Employee.

                  (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture (see Code Section 83 and the regulations thereunder).

                  (c) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option.

                  (d) Other amounts which receive special tax benefits, such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Employee), or contributions made by an Employer or Affiliated Company (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Code Section 403(b) (whether or not the contributions are excludable from the gross income of the Employee).

Subject to the foregoing exclusions, for purposes of applying the limitations above, amounts included as Applicable Compensation are those actually paid or made available to a Member within the Plan Year.

1.8      BOARD OF DIRECTORS:  The Board of Directors of the Corporation.

1.9 BREAK IN SERVICE: A calendar year during which the Employee is credited with 500 or less Hours of Service. For purposes of determining a Break in Service only, an Employee shall be deemed to have completed Hours of Service for periods of absence from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child in connection with the adoption of the child by the Employee, or (4) for purposes of caring for the child during the period immediately following the birth or placement for adoption. During the period of such absence, the Employee shall be treated as having completed (1) the number of Hours of Service that normally would have been credited but for the absence, or (2) if the normal Hours of Service worked are unknown, eight Hours of Service for each normal workday during the absence. The total number of Hours of Service required to be treated as completed for any such period of absence shall not exceed 501 hours for those Hours of Service shall be credited only (1) in the year in which the absence begins for one of the permitted reasons, if the crediting is necessary to prevent a Break in Service in that year, or (2) in the following year.

1.10     CODE: The Internal Revenue Code of 1986, as amended from time to time.

1.11     COMMITTEE: The administrative committee of the Plan as provided for in
Section 10.1.

1.12 COMPANY STOCK: The Class A common stock, par value $.01, of Pioneer Companies, Inc.

1.13     COMPENSATION: Compensation means:

                  (a) for Members compensated for each pay period, the base hourly rate in effect for such Member at the beginning of the Plan Year, or as adjusted during the Plan Year as a result of a negotiated agreement between the Member's collective bargaining unit and his Employer (subject to the exclusions listed below), multiplied by the number of such Member's regularly scheduled work hours in a pay period; and

                  (b) for a Member compensated on a Twelve Hour Shift Basis, the amount of Compensation for each pay period shall be the Member's annual base salary of record (including Guaranteed Overtime) divided by the number of pay periods applicable to the Member during the Plan Year. For this purpose, the term "Twelve Hour Shift Basis" means any arrangement whereby Members work twelve hour daily shifts which may result in alternating work weeks of more and less than forty hours per week. Additionally, the term "Guaranteed Overtime" means compensation paid to a Member for overtime work which the Member is assigned at the beginning of the year to perform.

Compensation shall include amounts of elective salary reductions under Code Sections 125 and 402, i.e., Pretax Deferrals, but shall exclude (i) bonuses, incentives, overtime (other than Guaranteed Overtime), shift differential, and overseas differentials, (ii) reimbursement for expenses or allowances, including automobile allowances and moving allowances, (iii) any amount contributed by the Employer (that is in addition to Pretax Deferrals) to any plan, and (iv) any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites. Earnings of a Member in excess of $160,000, or such higher amount as shall be permitted by the Secretary of the Treasury, in any Plan Year shall not be included in Compensation. Compensation will be determined in accordance with the following rules: (i) Compensation shall include vacation pay received in periodic payments, but shall not include single sum vacation payments to active or terminating Employees; (ii) Compensation shall include wages received during paid leaves of absence and periodic severance pay, but will not include single sum severance payments; and (iii) Compensation will not include long-term disability payments and sickness and accident benefit payments.

1.14 CORPORATION: Pioneer Chlor Alkali Company, Inc., a Delaware corporation.

1.15 DETERMINATION DATE: For purposes of any Plan Year, the last day of the immediately preceding Plan Year.

1.16     EFFECTIVE DATE OF THE PLAN: June 16, 1997.

1.17 ELIGIBLE CLASS: An Employee of an Employer who is a member of, or covered by, a collective bargaining unit which has a bargaining agreement with the Employer that provides for the participation of such Employees in the Plan.

1.18 EMPLOYEE: Any employee of the Corporation or an Affiliated Company and, to the extent required to be treated as an "employee" for certain Plan purposes by Code Section 414, any Leased

Employee performing services for the Corporation or an Affiliated Company. It shall also include, with respect to an Employer, an employee or former employee who is receiving severance under a plan, program or agreement of the Employer, to the extent severance is permitted by applicable regulations under Code
Section 401(a)(4) to be treated as imputed service, but such imputed employment shall not exceed two years.

1.19 EMPLOYER OR EMPLOYERS: The Corporation and any of its Affiliated Companies as from time to time is participating in the Plan, as provided in
Article XV.

1.20 EMPLOYER CONTRIBUTION: The Employer's matching contributions to the Plan that are made pursuant to Section 4.3.

1.21 EMPLOYER CONTRIBUTION ACCOUNT: The account maintained for a Member to record his share of the matching contributions of the Employer, the investment thereof and adjustments relating thereto.

1.22 ERISA: The Employee Retirement Income Security Act of 1974, as amended, and regulations thereunder.

1.23 EXCESS ANNUAL ADDITIONS: The excess of the Member's Annual Additions for the Plan Year over the Maximum Permissible Amount.

1.24 EXCESS CONTRIBUTIONS: Amounts exceeding the Actual Deferral Percentage limits for Highly Compensated Employees.

1.25 HIGHLY COMPENSATED EMPLOYEE: Any Employee or former Employee who is a highly compensated employee as defined in Code Section 414(q). Generally, any Employee or former Employee is considered a Highly Compensated Employee if during the Plan Year or the preceding Plan Year such Employee or former
Employee:

                  (a) was at any time a "5% owner." "5% owner" means any person who owns (or is considered as owning within the meaning of Code Section
         318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the total combined voting power of all stock of the Employer or, in the case of an unincorporated business, any person who owns more than 5% of the capital or profits interest in the Employer. In determining percentage ownership hereunder, Affiliated Companies that would otherwise be aggregated under Code Section 414(b),
         (c), and (m) shall be treated as separate Employers.

                  (b) received Total Compensation from the Employer in excess of $80,000 (as adjusted by Code Section 415(d)), and

                  (c) if elected by the Corporation for such preceding year, was in the top 20% of the Employees when ranked on the basis of Applicable Compensation paid during the previous year.

For purposes of determining whether an Employee is a Highly Compensated Employee for the Plan Year beginning in 1997, the above definition shall be treated as having been in effect for the Plan Year beginning in 1996.

1.26 HOUR OF SERVICE: Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or an Affiliated Company during the applicable computation period. An Hour of Service is each hour for which an Employee is paid, or entitled to payment by the Employer or an Affiliated Company on account of a period of time during which no duties are performed, due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 hours shall be credited with respect to any single continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period). An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed is not required to be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and Hours of Service are not required to be credited for a payment which solely reimburses an Employee for medically related expenses incurred by the Employee. For purposes of this section, a payment shall be deemed to be made by or due from an Employer regardless of whether such payment is made by or due from the Employer directly or indirectly, through, among others, a trust fund or insurer or other entity to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or on behalf of a group of employees in the aggregate. An Hour of Service is also each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited in two periods. Crediting of Hours of Service for back pay awarded or agreed to shall be with respect to the periods within which such service was performed. For purposes of determining whether a Break in Service has occurred, an Employee shall be deemed to have completed Hours of Service for periods of absence from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child in connection with the adoption of the child by the Employee, or (4) for purposes of caring for the child during the period immediately following the birth or placement for adoption. During the period of such absence, the Employee shall be treated as having completed (1) the number of Hours of Service that normally would have been credited but for the absence, or (2) if the normal Hours of Service worked are unknown, eight Hours of Service for each normal workday during the absence. The total number of Hours of Service required to be treated as having been completed for any such period of absence shall not exceed 501 hours. Further, such Hours of Service shall be credited only (1) in the year which the absence begins for one of the permitted reasons, if the crediting is necessary to prevent a Break in Service in that year, or (2) in the following year. Hours of Service shall be credited to computation periods in accordance with the provisions of Department of Labor Regulation Section 2530.200b. Instead of counting and crediting actual hours worked, for purposes of determining the number of Hours of Service to be credited to an Employee, an Employee may be credited with 190 Hours of Service for each calendar month during which he has earned one Hour of Service. For purposes of determining the number of Hours of Service to be credited for reasons other than the performance of duties and for purposes of determining to which computation period Hours of Service earned under any provision of this Plan are to be credited, the provisions of Department of Labor Regulation Section 2520.200(b)-2(b) and (c) are hereby incorporated by reference as if fully set forth herein.

1.27 INVESTMENT MANAGER: The investment manager qualified under Section 3(38) of ERISA and appointed by the Committee.

1.28 KEY EMPLOYEE: Any Employee and former Employee (and any beneficiary of an Employee under this Plan) who, at any time during the determination period, was an officer of the Employer if such individual's annual compensation exceeds 50% of the dollar limitation amount in effect under Section 415(b)(1)(A) of the Code as applicable to any Plan Year during the determination period, an owner (or any Employee considered an owner under Code Section 318) of one of the ten largest interests in an Affiliated Company (provided such interest is greater than .5%) if such individual's compensation exceeds 100% of such dollar limitation amount, a 5% owner of an Affiliated Company, or a 1% owner of an Affiliated Company who has an annual compensation of more than $160,000 (as adjusted). The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the regulations thereunder.

1.29 LEASED EMPLOYEE: Any person who (1) is not a common-law employee of the Employer and (2) pursuant to an agreement between an Employer and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full time basis for a period of at least one year, and such services are performed under the primary direction or control of the Employer.

1.30 MAXIMUM PERMISSIBLE AMOUNT: For a Plan Year, the Maximum Permissible Amount with respect to any Employee shall be the lesser of:

                  (a) $30,000 (as increased in accordance with Code Section 415(d) to reflect cost-of-living adjustments). No adjustment will be made until the $30,000 limit is 25% of the defined benefit limit. The two limits will then rise in tandem, with the defined contribution limit set at 1/4 of the defined benefit limit. Such adjustments to the limits will be based on cost-of-living adjustments in the CPI, or

                  (b) 25% of the Employee's Applicable Compensation for the Plan Year.

1.31 MEMBER: An Employee who has, or a former Employee who continues to have, an Account under the Plan.

1.32 NON-HIGHLY COMPENSATED EMPLOYEE: Any Employee or former Employee who is not a Highly Compensated Employee.

1.33 NON-KEY EMPLOYEE: Any Employee or former Employee (and his beneficiaries) who is not a Key Employee.

1.34     PARTICIPATING COMPANY:  One of the Employers.

1.35 PLAN: The Pioneer Companies Savings Plan For Tacoma Bargaining Unit Employees as set forth herein and as from time to time hereafter amended.

1.36 PLAN YEAR: The calendar year, which shall also be the limitation year for purposes of Code Section 415.

1.37     RETIREMENT DATE:  The Member's 65th birthday.

1.38 ROLLOVER ACCOUNT: The account maintained for a Member to record the rollover contribution made by the Member in accordance with Section 4.12, the investment thereof and adjustments relating thereto.

1.39 SALARY DEFERRAL CONTRIBUTION: The pre-tax amount contributed by the Employer at a Member's direction as a Salary Deferral Contribution in accordance with Section 4.2.

1.40 SALARY DEFERRAL CONTRIBUTION ACCOUNT: The account maintained for a Member to record the Salary Deferral Contributions made by the Employer on behalf of the Member, the investment thereof and adjustments relating thereto.

1.41 SAVINGS CONTRIBUTIONS: The after-tax amount contributed by the Member as a Savings Contributions in accordance with Section 4.1.

1.42 SAVINGS CONTRIBUTION ACCOUNT: The account maintained for a Member to record his own Savings Contributions, the investment thereof and adjustments relating thereto. Such Account shall also be divided, where applicable, into subaccounts for those Members with Accounts spun off or merged from another qualified plan to reflect their pre-1987 after-tax contributions and post-1986 after-tax contributions.

1.43     SPOUSE:  A Member's husband or wife.

1.44 TOP-HEAVY GROUP: The Aggregation Group, if, as of the applicable Determination Date, the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in the Aggregation Group plus the aggregate of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group exceeds 60% of the sum of the present value of the cumulative accrued benefits for all employees, excluding former Key Employees as provided in Section 16.6(d), under all such defined benefit plans, plus the aggregate accounts for all employees, excluding former Key Employees as provided in Section 16.6(d), under all such defined contribution plans. In determining Top-Heavy status, if an individual has not performed any services for any Employer or Affiliated Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual, and the aggregate accounts of such individual shall not be taken into account. If the Aggregation Group that is a Top-Heavy Group is a required aggregation group, each plan in the group will be a Top-Heavy Plan (as defined in Section 16.6). If the Aggregation Group that is a Top-Heavy Group is a permissive aggregation group, only those plans that are part of the required Aggregation Group will be treated as Top-Heavy Plans. If the Aggregation Group is not a Top-Heavy Group, no plan within such group will be a Top-Heavy Plan.

1.45 TOTAL COMPENSATION: The Member's Applicable Compensation, but limited to such compensation received while a Member (or eligible to participate in the Plan) to the extent permitted by applicable regulations.

1.46     TRUST:  The Trust established pursuant to the Plan.

1.47 TRUST FUND: The fund established by contributions provided for in the Plan and held in the Trust, together with all income, profits or increments thereon.

1.48     TRUSTEE:  The Trustee under the Trust.

1.49 VALUATION DATE: Each day on which the national securities market for the Plan's investment funds are open for trading; however, the date on which mutual fund units or shares of Company Stock are acquired or disposed of by the Trustee for the Participant's Account(s) to effectuate an event under the Plan, e.g., loan, withdrawal, distribution, etc., shall be the applicable Valuation Date.

1.50 YEAR OF SERVICE: A Year of Service is a Plan Year in which the Employee is credited with 1,000 or more Hours of Service. An Employee shall also be credited with Years of Service with a predecessor employer to the extent credited under a predecessor employer plan or, to the extent provided in any acquisition agreement or as otherwise may be provided by the Committee on a nondiscriminatory basis. All Years of Service shall be aggregated and counted as the appropriate number of whole Years of Service, except if an Employee who is not vested in his Employer Contribution Account terminates service and incurs five consecutive Breaks in Service, his Years of Service credited prior to such Breaks in Service shall be forfeited.

         The masculine gender, wherever used herein, shall include the feminine gender, and the singular may include the plural, unless the context plainly indicates to the contrary.

                                   ARTICLE II
                               PROFIT SHARING PLAN

2.1 PROFITS: This Plan is intended to be a profit sharing plan and all Salary Deferral Contributions and Employer Contributions shall be made out of the Employers' current or accumulated earnings and profits as computed in accordance with generally accepted accounting principles; however, the Board of Directors may authorize contributions in the absence of such earnings and profits in its sole discretion as provided by Code Section 401(a)(27), provided the Plan continues to qualify as a profit sharing plan.

                                   ARTICLE III
                                   ELIGIBILITY

3.1 EMPLOYEES ELIGIBLE: Only Employees who are in the Eligible Class shall be eligible to actively participate in the Plan, and each such Employee shall be eligible to make Savings Contributions and/or Salary Deferral Contributions to the Plan beginning on the first day of the month coincident with or next following the date on which he first completes an Hour of Service; provided, however, (1) former Employees who are in the Eligible Class upon the date of their rehire shall be eligible to participate immediately and (2) Employees who are in the Eligible Class shall be eligible to make qualifying rollover contributions to the Plan at any time. The date an Employee in the Eligible Class is first eligible to contribute to the Plan (other than a rollover contribution) and the first day of each month thereafter that he remains eligible to join the Plan is the "entry date."

3.2     SAVINGS CONTRIBUTION OR SALARY DEFERRAL CONTRIBUTION AUTHORIZATION
REQUIRED: An Employee in the Eligible Class may become a Member of the Plan on any future entry date by authorizing a Savings Contribution and/or a Salary Deferral Contribution and directing the investment thereof in the manner hereinafter provided.

3.3 CONTRIBUTIONS VOLUNTARY: Contributions to the Plan by an Employee are entirely voluntary.

3.4 TRANSFERS OF EMPLOYMENT: Transfers of employment between two or more Employers shall not affect a Employee's membership in the Plan, except as provided in this Section 3.4. Any transfer of a Member to employment with a non-participating Affiliated Company or to an employment classification that is not in the Eligible Class shall not constitute a termination of service. Each such transferred Member shall remain a Member of the Plan and shall retain the rights and benefits accrued under the Plan prior to the date of such transfer until his subsequent retirement, termination of service or total withdrawal. However, each such transferred Member shall not be eligible to make additional Savings Contributions or Salary Deferral Contributions while he is employed by a non-participating Affiliated Company or while he is not employed in the Eligible Class.



                                      III-1

                                   ARTICLE IV
                            CONTRIBUTIONS AND VESTING

4.1 SAVINGS CONTRIBUTIONS: An Employee in the Eligible Class may authorize a Savings Contribution, to be effected by payroll deductions, in whole percentages of not less than 1% and not more than 15% of his Compensation for such payroll period, subject to Section 4.2.

4.2 SALARY DEFERRAL CONTRIBUTIONS: Subject to Section 4.8, an Employee in the Eligible Class may elect a Salary Deferral Contribution rate (in whole percentages) of not less than 1% and not more than 15% of his Compensation for any payroll period, to be effected by payroll reductions. Each such election of a Salary Deferral Contribution rate shall be made in writing on a salary reduction election form provided by the Committee at least ten days prior to the effective date of such election (if not made as of the date service commences), shall be subject to reduction as provided in Section 4.8, and shall be subject to such other terms and conditions as the Committee may determine. The sum of an Employee's Salary Deferral Contribution rate and Savings Contribution rate may not exceed 15% and, to the extent necessary, a Member's Savings Contributions shall be reduced first.

                  (a) A Member's Salary Deferral Contribution made pursuant to this Section shall not exceed $10,000 for the taxable year of the Member. This dollar limitation shall be adjusted annually as provided in Code Section 415(d) pursuant to Regulations. The adjusted limitation shall be effective as of January 1 of each calendar year.

                  (b) In the event that the dollar limitation provided for in
         Section 4.2(a) is exceeded, the Committee shall direct the Trustee to either (1) distribute such excess amount, and any income (or loss) allocable to such amount (as provided in (d) below), to the Member not later than the first April 15 following the close of the Member's taxable year or (2) to recharacterize such excess amount, and any income or (loss) allocable to such amount, as a Savings Contributions made by the Member, subject to the further provisions of the Plan applicable to Savings Contributions.

                  (c) In the event that a Member is also a participant in (1) another qualified cash or deferred arrangement (as defined in Code
         Section 401(k)), (2) a simplified employee pension (as defined in Code
         Section 408(k)), or (3) a salary reduction arrangement (within the meaning of Code Section 3121(a)(5)(D)) and the elective deferrals, as defined in Code Section 402(g)(3), made under such other arrangement(s) and this Plan cumulatively exceed $10,000 (or such amount adjusted annually as provided in Code Section 415(d) pursuant to Regulations) for such Member's taxable year, the Member may, not later than March 1 following the close of his taxable year, notify the Committee in writing of such excess and request that his Salary Deferral Contribution under this Plan be reduced by an amount specified by the Member. Such amount shall then be distributed in the same manner as provided in Section 4.2(b).

                  (d) The income (or loss) allocable to returnable contributions shall equal the sum of the allocable gain or loss for the Plan Year and the allocable gain or loss for the period between the end of the Plan Year and the date of distribution. Income includes all earnings and appreciation, including such items as interest, dividends, rent, royalties, gains from the sale of property, appreciation in the value of stocks, bonds, annuity and life insurance contracts, and other property, without regard to whether such appreciation has been realized.

                           (1) The income (or loss) allocable to returnable
                  contributions for the Plan Year is determined by multiplying the income (or loss) for the Plan Year allocable to employee contributions, matching contributions, and amounts treated as matching contributions (whichever is applicable) by a fraction. The numerator of the fraction is the amount of returnable contributions made on behalf of the employee for the Plan Year. The denominator of the fraction is the total account balance of the employee attributable to employee contributions, matching contributions and amounts treated as matching contributions as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year and increased by the loss allocable to such total amount for the Plan Year.

                           (2) The allocable income or loss for the period
                  between the end of the Plan Year and the distribution date is equal to 10 percent of the income or loss allocable to returnable contributions for the Plan Year (as calculated under subparagraph (1) above) multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of determining the number of calendar months that have elapsed, a distribution occurring on or before the fifteenth day of the month will be treated as having been made on the last day of the preceding month, and a distribution occurring after such fifteenth day will be treated as having been made on the first day of the next month.

4.3 MATCHING EMPLOYER CONTRIBUTIONS: Subject to the other provisions of the Plan, with respect to each payroll period the Employers shall contribute, with respect to each Member who made Savings Contributions and/or Salary Deferral Contributions for such pay period, an amount equal to 50% of the sum of the Member's Savings Contributions and Salary Deferral Contributions for that payroll period, but only to the extent the sum of such contributions does not exceed 6% of the Member's Compensation for the applicable payroll period; provided that, if a Member has made both Savings Contributions and Salary Deferral Contributions, the Employer Contributions shall be deemed to have been made first with respect to the Salary Deferral Contributions.

4.4 CHANGE IN CONTRIBUTION RATE: The Savings Contribution and/or Salary Deferral Contribution rate elected by a Member may be changed by a Member, upon advance notice, as of the first day of any calendar quarter following proper notice, but any such change shall not be retroactive.

4.5 VOLUNTARY SUSPENSION OF CONTRIBUTIONS: A Member who has elected to contribute and/or defer a portion of his Compensation as a Savings Contribution and/or Salary Deferral Contribution under the Plan may suspend any further contributions and/or deferrals as of the end of any payroll period if, and only if prior to the end of such payroll period, he gives notice to his Employer, in such form and manner as the Committee may prescribe, of his election to effect such suspension. Such suspension shall remain in effect until the Member again properly elects to make contributions to the Plan.

4.6 ACTUAL DEFERRAL PERCENTAGE: For the purposes of this Section, "Actual Deferral Percentage" means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group for a Plan Year, the average of the ratios, calculated separately for each Member in such group, of the amount of Salary Deferral Contributions allocated to each Member's Salary Deferral Contribution Account (unreduced by distributions made pursuant to Sections 4.2(b) and 4.2(d)) for such Plan Year, to such Member's Total Compensation for such Plan Year.

4.7      ACTUAL DEFERRAL PERCENTAGE TEST:

                  (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Salary Deferral Contributions to a Member's Salary Deferral Contribution Account shall satisfy one of the following tests:

                           (1) The "Actual Deferral Percentage" for the Highly
                  Compensated Employee group shall not be more than the "Actual Deferral Percentage" of the Non-Highly Compensated Employee group multiplied by 1.25, or

                           (2) The excess of the "Actual Deferral Percentage"
                  for the Highly Compensated Employee group over the "Actual Deferral Percentage" for the Non-Highly Compensated Employee group shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage" for the Highly Compensated Employee group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Employee group multiplied by two. This alternative limitation test cannot be used to satisfy the Actual Deferral Percentage test and the Contribution Percentage Test of Section 4.9, except as otherwise provided by applicable regulations.

                  (b) For the purposes of Sections 4.7(a) and 4.8, a Highly Compensated Employee and a Non-Highly Compensated Employee shall include any Employee eligible to make a deferral election pursuant to
         Section 4.2, whether or not such deferral election was made.

                  (c) For the purposes of this Section, if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of Code Section 401(a)(4) or 410(b), the cash or deferred arrangements included in such plans shall be treated as one arrangement.

                  (d) For the purposes of this Section, if a Highly Compensated Employee is a Member under two or more cash or deferred arrangements of the Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the deferral percentage with respect to such Highly Compensated Employee.

                  (e) Notwithstanding the above, the determination and treatment of Employer Salary Deferral Contributions and "Actual Deferral Percentage" of any Member shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

4.8 ADJUSTMENTS AS A RESULT OF ACTUAL DEFERRAL PERCENTAGE TEST: In the event that the initial allocations of the Salary Deferral Contributions made pursuant to the Plan do not satisfy one of the tests set forth in Section 4.7(a), either of the following actions shall be taken:

                  (a) On or before the 15th day of the third month following the end of each Plan Year, but in no event later than the close of the following Plan Year, the Committee shall direct the Trustee to distribute to the Highly Compensated Employee group the aggregate amount of excess Salary Deferral Contributions (and any income allocable to such contributions as provided in (d) of Section 4.2), beginning with the Member(s) having the highest dollar amount of Salary Deferral Contributions, reducing such Members' contributions pro rata to the next highest dollar amount of Salary Deferral Contributions (and continuing with the next highest group and so on) until the aggregate excess amount is distributed.

                  (b) Within 30 days after the end of the Plan Year, the Employer shall make a contribution on behalf of Non-Highly Compensated Employees in an amount sufficient to satisfy one of the tests set forth in Section 4.7(a). Such contribution shall be deemed a Salary Deferral Contribution and allocated to the Salary Deferral Contribution Account of each Non-Highly Compensated Employee in the same proportion that each Non-Highly Compensated Employee's Salary Deferral Contribution for the year bears to the total Salary Deferral Contributions of all Non-Highly Compensated Employees. However, if option (b) is elected, then in all events such contributions shall be fully vested when made and shall be subject to the same distribution restrictions that apply to Salary Deferral Contributions, except that such amounts may not be withdrawn prior to the Member's termination of employment.

                  (c) The amount of excess Salary Deferral Contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized for the Plan beginning in such taxable year.

4.9      MAXIMUM CONTRIBUTION PERCENTAGE.

                  (a) The "Contribution Percentage" for the Highly Compensated Employee group shall not exceed the greater of:

                           (1) 125% of such percentage for the Non-Highly
                  Compensated Employee group; or

                           (2) the lesser of 200% of such percentage for the
                  Non-Highly Compensated Employee group, or such percentage for the Non-Highly Compensated Employee group plus two percentage points or such lesser amount determined pursuant to Regulations to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                  (b) For the purposes of this Section and Section 4.10, "Contribution Percentage" for a Plan Year means, with respect to the Highly Compensated Employee group and Non-Highly Compensated Employee group, the average of the ratios (calculated separately for each Member in each group) of:

                           (1) the sum of the matching contributions pursuant to
                  Section 4.3 and Employee Savings Contributions pursuant to
                  Section 4.1 contributed under the Plan on behalf of each such Member for such Plan Year; to

                           (2) the Member's Total Compensation for such Plan
                  Year.

                  (c) The "Contribution Percentage" for a Highly Compensated Employee shall be determined by including matching contributions pursuant to Section 4.3 and Employee Savings Contributions pursuant to
         Section 4.1.

                  (d) For purposes of this Section, if two or more plans of the Employer to which matching contributions, Employee contributions, or elective deferrals are made are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 4.9. In addition, if a Highly Compensated Employee participates in two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 4.9.

                  (e) For purposes of Section 4.9(a) and 4.10, a Highly Compensated Employee and Non-Highly Compensated Employee shall include any Employee eligible to have matching contributions pursuant to
         Section 4.3 and Employee Savings Contributions pursuant to Section 4.1 allocated to his account for the Plan Year.

4.10     ADJUSTMENTS FOR EXCESSIVE CONTRIBUTION PERCENTAGE:

                  (a) In the event that the "Contribution Percentage" for the Highly Compensated Employee group exceeds the "Contribution Percentage" for the Non-Highly Compensated Employee group pursuant to Section 4.9(a), the Committee (on or before the 15th day of the third month following the end of the Plan Year, but in no event later than the close of the following Plan Year) the Committee shall direct the Trustee to distribute to the Highly Compensated Employee group the amount of "Excess Aggregate Contributions" (and any income allocable to such contributions as provided in (d) of Section 4.2), beginning with the Member(s) with the highest dollar amount of such contributions, reducing such Members' contributions pro rata to the next highest dollar amount of contributions (and continuing with the next highest group and so on) until the aggregate amount of such excess is distributed. However, no forfeiture may be allocated to a Highly Compensated Employee whose contributions are reduced pursuant to this Section.

                  (b) The determination of the amount of "Excess Aggregate Contributions" with respect to any Plan Year shall be made after:

                           (1) first determining the excess contributions
                  pursuant to Section 4.2(a), and

                           (2) then determining the excess annual allocations
                  pursuant to Section 4.7(a).

                  (c) To prevent the multiple use of the alternative methods of compliance with the ADP test and the ACP test, the provision of section 1.401(m)-2 of the regulations are hereby incorporated by reference to determine if such multiple use exists. If, after application of such test, multiple use exists, the actual contribution percentage shall be reduced as provided in section 1.401(m)-2(c) of the regulations for all Highly Compensated Employees in the Plan.

                  (d) Notwithstanding anything in the Plan to the contrary, an employer matching contribution may be distributed only if such contribution is an excess aggregate contribution. It may not be distributed merely because it relates to an excess deferral, an excess contribution or an excess aggregate contribution that is distributed. In such cases, the related matching contribution shall be forfeited notwithstanding anything in the Plan to the contrary.

4.11 MAXIMUM ANNUAL ADDITIONS: Notwithstanding anything contained herein to the contrary, the total Annual Additions made to Accounts of a Member for any Plan Year shall be subject to the following limitations:

         (a)      Single Defined Contribution Plan

                           (1) If an Employer does not maintain any other
                  qualified plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Plan Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan.

                           (2) Prior to the determination of the Member's actual
                  Applicable Compensation for a Plan Year, the Maximum Permissible Amount may be determined on the basis of the Member's estimated annual Applicable Compensation for such Plan Year. Such estimated annual Applicable Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated.

                           (3) As soon as is administratively feasible after the
                  end of the Plan Year, the Maximum Permissible Amount for such Plan Year shall be determined on the basis of the Member's actual Applicable Compensation for such Plan Year.

                           (4) If there are Excess Annual Additions with respect
                  to a Member for the Limitation Year, such Excess Annual Additions shall be disposed of as follows:

                                    A. There shall first be returned to the
                           Member his unmatched Savings Contributions (and earnings thereon), if any, and then a portion of his matched Savings Contributions (and earnings thereon), to the extent, and only to the extent, such returned Savings Contributions would reduce the Excess Annual Additions.

                                    B. If any of such Excess Annual Additions
                           shall then remain, the Employer Contributions, including both Salary Deferral Contributions defined in Section 4.2 and matching Employer Contributions defined in Section 4.3, allocated to the Member (and earnings thereon) shall then be reduced to the extent necessary to eliminate such remaining Excess Annual Additions. The amount of the reduction of the Employer Contributions for such Member shall be reallocated first out of such Member's unmatched Salary Deferral Contributions, then matching Employer Contribution Account and then out of his Salary Deferral Contribution Account, and shall be held in a suspense account which shall be applied as a part of (and to reduce to such extent what would otherwise be) the matching Employer Contributions for all Members required to be made to the Plan during the next subsequent calendar quarter or quarters. No portion of such Excess Annual Additions may be distributed to Members or former Members. If a suspense account is in existence at any time during the Plan Year pursuant to this paragraph B, such suspense account shall not participate in the allocation of investment gains or losses of the Trust Fund.

         (b)      Two or More Defined Contribution Plans

                           (1) If, in addition to this Plan, the Employer
                  maintains any other qualified defined contribution plan, the amount of Annual Additions which may be allocated under this Plan on a Member's behalf for a Plan Year, shall not exceed the lesser of:

                                    A. the Maximum Permissible Amount, reduced
                           by the sum of any Annual Additions allocated to the Member's accounts for the same Plan Year under such other defined contribution plan or plans; or

                                    B. any other limitation contained in this
                           Plan.

                           (2) Prior to the determination of the Member's actual
                  Applicable Compensation for the Plan Year, the amount referred to in Section 4.11(b)(1), may be determined on the basis of the Member's estimated annual Applicable Compensation for such Plan Year. Such estimated annual Applicable Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Members similarly situated.

                           (3) As soon as is administratively feasible after the
                  end of the Plan Year, the amounts referred to in Section 4.11(b)(1) shall be determined on the basis of the Member's actual Applicable Compensation for such Plan Year.

                           (4) If a Member's Annual Additions under this Plan
                  and all such other defined contribution plans result in Excess Annual Additions, such Excess Annual Additions shall be deemed to consist of the amounts last allocated.

                           (5) If Excess Annual Additions were allocated to a
                  Member on an allocation date of another plan, the Excess Annual Additions attributed to this Plan will be the product of:

                                    A. the total Excess Annual Additions
                           allocated as of such date (including any amount which would have been allocated but for the limitations of Code Section 415); times

                                    B. the ratio of (A) the amount allocated to
                           the Member as of such date under this Plan, divided by (B) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code
                           Section 415).

                           (6) Any Excess Annual Additions attributed to this
                  Plan shall be disposed of as provided in Section 4.11(a).

         (c)      Defined Contribution Plan and Defined Benefit Plan

                           (1) General Rule - If the Employer maintains one or
                  more defined contribution plans and one or more defined benefit plans, the sum of the "defined contribution plan fraction" and the "defined benefit plan fraction," as defined in Code Section 415, cannot exceed 1.0 for any Plan Year. For purposes of this paragraph (c) of Section 4.11, Employee contributions to a qualified defined benefit plan are treated as a separate defined contribution plan, and all defined contribution plans of an Employer are to be treated as one defined contribution plan and all defined benefit plans of an Employer are to be treated as one defined benefit plan whether or not such plans have been terminated.

                           (2) If the sum of the defined contribution plan
                  fraction and defined benefit plan fraction exceeds 1.0, the annual benefit of the defined benefit plan or plans (starting with this Plan first) will be reduced so that the sum of the fractions will not exceed 1.0. In no event will the annual benefit be decreased below the amount of the accrued benefit to date. If additional reductions are required for the sum of the fractions to equal 1.0, the reductions will then be made to the defined contribution plan or plans (starting with this Plan first).

         (d)      Incorporation by Reference

                           All provisions of Code Section 415 that may not be
                  applied in more than one manner are hereby incorporated in the Plan by references and if any such incorporated provision conflicts with a provision in the Plan, such incorporated provision shall control.

4.12 ROLLOVER CONTRIBUTIONS: An Employee who is in the Eligible Class shall be eligible to make a rollover contribution (whether a "direct" or "indirect" rollover) to the Plan by wire transfer or by check or other property acceptable to the Committee, provided such contribution satisfies the requirements of
Section 402(a) of the Code as being a 'qualified rollover,' and the Employee satisfies such other administrative requirements concerning such rollover contributions as may be required, including designating the investment fund(s) for such contribution. Rollover contributions are not subject to an Employer matching contribution.

4.13 VESTING: Each person who was a Member or an Employee in the Eligible Class on June 30, 1998 shall always be 100% vested in all of his Accounts, except that any Member in the Tacoma Plan who was not an Employee on the date it was merged into the Plan, shall continue to be vested in his merged Accounts only to the extent vested therein on the merger date, unless he again becomes an Employee. Each person who becomes a Member after June 30, 1998 shall always be

100% vested in his Savings Contributions, Salary Deferral and Rollover Accounts, and shall become 100% vested in his Employer Contribution Account based on his Years of Service in accordance with the following schedule:

             Years of Service                   Vested Percentage
             ----------------                   -----------------
                less than 3                                0%
                 3 or more                               100%

         Regardless of his Years of Service however, a Participant who is an Employee on or after reaching age 65 shall be 100% vested in all his Accounts. Further, in the event a Participant's employment with the Employers and Affiliated Companies is terminated by reason of disability (as determined for purposes of Title II of the Federal Social Security Act) or death, he shall also be deemed to be 100% vested in all his Accounts.

         Notwithstanding the foregoing schedule, in the event the Plan is terminated or partially terminated or the Employers' contributions under the Plan are completely discontinued, each affected Member shall thereupon be 100% vested in all his Accounts as of the date of such discontinuance or termination or partial termination.

                                    ARTICLE V
                                   INVESTMENTS

5.1      DIRECTION OF INVESTMENTS:

                  (a) Each Member shall direct, when he authorizes Savings Contributions, elects to have made Salary Deferral Contributions or makes a Rollover Contribution, that such contributions be invested in one or more of the investment funds offered under the Plan (as set forth on Attachment A, which is made a part of the Plan for all purposes) in increments of 1%; provided, however, a Rollover Contribution may not be invested in the Company Stock Fund. Employer matching contributions shall be invested in the same manner as the Member's contributions with respect to which they are made. The Committee may, from time to time, add additional investment funds and/or delete existing investment funds offered under the Plan by giving advance notice to the Members. The Committee shall have the full power and authority to make such rules as necessary or appropriate to add or delete a fund, including amending the Plan and Trust to effectuate such change.

                  (b) Each Member may change the investment of the existing balances in his Accounts, by authorizing a transfer from one investment fund to one or more of the other investment funds in 1% increments, as of any Valuation Date by giving notice to the Plan's record keeper in accordance with the Plan's administrative procedures then in effect; provided, however, existing Account balances may not be transferred into the Company Stock Fund.

                  (c) Each Member may change the current investment direction concerning his future Savings and Salary Deferral Contributions as of any Valuation Date by giving notice to the Plan's record keeper in accordance with the Plan's administrative procedures then in effect.

5.2 COMPANY STOCK FUND: With respect to the Company Stock Fund, the Trustee shall vote the shares of Company Stock held in the Company Stock Fund for the respective Accounts of the Members in accordance with the directions of such Members, provided such directions are received by the Trustee at least five days before the date set for the meeting at which such shares are to be voted. The Trustee shall not vote shares of Company Stock for which it has not received timely instructions on a particular matter, unless otherwise required by ERISA. Each Member (or, in the event of his death, his beneficiary) shall have the right, to the extent of the number of shares of Company Stock allocated to his Accounts in the Company Stock Fund, respectively, to instruct the Trustee in writing as to the manner in which to respond to a tender offer or exchange offer with respect to such shares. The Committee shall use its best efforts timely to distribute or cause to be distributed to each Member (or beneficiary thereof) such information as will be distributed to stockholders of the Company in connection with any such tender offer or exchange offer. Upon timely receipt of such instructions, the Trustee shall respond as instructed with respect to shares of such stock. The instructions received by the Trustee from Members shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Corporation or any Affiliated Company. If the Trustee shall not receive timely instructions from a Member (or beneficiary thereof) as to the manner in which to respond to such tender offer or exchange offer, such Member (or beneficiary) shall be deemed to have instructed the Trustee not to tender or exchange the Company Stock.

                                   ARTICLE VI
                    PAYMENT OF CONTRIBUTIONS AND ALLOCATIONS

6.1 PAYMENT OF CONTRIBUTIONS: Each Employer shall, as soon as reasonably practicable following each payroll period, pay to the Trustee the amounts representing payroll deductions pursuant to Savings Contributions and the amounts representing salary reductions pursuant to its Members Salary Deferral Contributions. Employer Contributions shall be made to the Trustee in full prior to the due date including extensions thereof, for filing the Employer's federal income tax return for its taxable year which ends coincident with the end of such Plan Year or within which such Plan Year ends, as the case may be. The Trustee shall hold or apply the contributions so received by it in accordance with the provisions of the Plan; and no part thereof shall be used for any purpose other than the exclusive benefit of the Members or their beneficiaries. Contributions shall be made in cash (by check or wire transfer) or, with respect to Employer Contributions to be invested in the Company Stock Fund, in the sole discretion of the Corporation, in shares of Company Stock.

6.2 VALUATION OF TRUST FUND: The Trustee shall value the assets of the Trust Fund at fair market value as of each Valuation Date. With respect to an Account (or the portion thereof) that is invested in a mutual fund, the fair market value shall be determined based on the reported value of a unit in such fund for the applicable Valuation Date. With respect to an Account (or the portion thereof) that is invested in the Company Stock Fund, the fair market value shall be the fair market value of the shares of Company Stock allocated to such Account on the applicable Valuation Date. The Trustee's determination of the value of any Account shall be final and conclusive for all purposes of the Plan.

6.3 FUNDING POLICY: The provisions of Articles IV and VI shall be deemed the procedure for establishing and carrying out the funding policy and method of the Plan. Such funding policy and method shall be administered by the Employers and other fiduciaries consistent with the objectives of the Plan and with the requirements of Title I of ERISA.

                                   ARTICLE VII
                            DISTRIBUTION OF ACCOUNTS

7.1 TIME OF DISTRIBUTION: For separations from service occurring after 1997, if the vested value of the Member's Accounts is less than or equal to $5,000 (for separations from service prior to 1998, $3,500 shall be substituted for $5,000 here and below, unless IRS rules permit the $5,000 limit to apply to such Members), distribution of the Member's Accounts shall be made as soon as practicable after the Member's separation from service; however, if the total vested value of the Member's Accounts exceeds (or at the time of any prior withdrawal or distribution, exceeded) $5,000, the Member's Accounts shall be distributed only upon his written consent following his separation of service, but in any event no later than 60 days after the end of the Plan Year in which occurs the earlier of the Member's death or attainment of age 65. If a Member's termination of service occurs after attainment of age 65, distribution shall be made within 60 days after the end of the Plan Year in which termination occurs; however, Effective January 1, 1997, benefit payments to any Member who reaches age 70-1/2 prior to 1999 (excluding any 5% or more owner) must begin by April 1 of the calendar year following the year in which the individual attains age 70-1/2, whether or not the person has terminated service, unless such Member (excluding any 5% or more owner) elects to defer distribution until his termination of employment. All benefits payable because of a Member's death shall be paid to the Member's beneficiary in a single, lump-sum distribution as soon as practicable and in all events within five years of the Member's date of death. If a Member dies after distributions have begun following his termination of employment and before his entire interest has been distributed to him, the remaining portion will be distributed to his beneficiary at least as rapidly as the method in effect on the Member's date of death.

         Notwithstanding anything in the Plan to the contrary, amounts held in the Member's Salary Deferral Contribution Account may not be distributable prior to the earlier of:

                  (a) his separation from service (within the meaning of Code
         Section 401(k)), total and permanent disability, or death;

                  (b) his attainment of age 59-1/2;

                  (c) termination of the Plan without establishment of a successor plan by the Employer or an Affiliated Company;

                  (d) the date of the sale by the Employer to an entity that is not an Affiliated Company of substantially all of the assets (within the meaning of Code Section 409(d)(2)) with respect to a Member who continues employment with the corporation acquiring such assets; provided the Employer continues to maintain the Plan;

                  (e) the date of the sale by the Employer of its interest in a subsidiary (within the meaning of Code Section 409(d)(3)) to an entity which is not an Affiliated Company with

                                      VII-1
         respect to a Member who continues employment with such subsidiary; provided the Employer continues to maintain the Plan; or

                  (f) proven financial hardship, subject to the limitations of
         Section 7.6, and any distribution due to items (c), (d) or (e) above may only be made in a lump sum.

7.2      DISTRIBUTIONS FROM ACCOUNTS FOLLOWING SEPARATION FROM SERVICE:
Following a Member's separation from service, his Accounts shall be distributed as follows: subject to Section 7.8, the Member's Accounts shall be distributed to the Member or his beneficiary, as the case may be, in a lump sum payment in cash or, with respect to the portion of the Account invested in the Company Stock Fund, if any, in shares of Company Stock, if elected.

7.3      PARTIAL WITHDRAWALS:

                  (a) Pre-1987 Member Contribution Withdrawals. As of any Valuation Date, a Member who is an Employee may, by giving proper notice, elect to withdraw from such Member's Pre-1987 Savings Contributions Subaccount under his Savings Contribution Account any dollar amount of such contributions without investment earnings thereon. The amount withdrawn may not exceed the amount of such contributions made prior to 1987.

                  (b) Post-1986 Member Contribution Withdrawals. A Member who is an Employee and who has withdrawn all the funds available (if any) pursuant to (a) above may, as of any Valuation Date, by giving proper notice, elect to withdraw from such Member's Savings Contributions Account all or any part of such Account.

                  (c) Rollover Account Withdrawals. A Member who is an Employee and has withdrawn all funds available (if any) pursuant to (a) and (b) above may, as of any Valuation Date, by giving proper notice, elect to withdraw all or any part of such Member's Rollover Account.

         Withdrawals shall be in cash unless the Account is invested in the Company Stock Fund and the Member elects to withdraw shares.

         If the withdrawal made pursuant to this Section 7.3 is with respect to a contribution that received a matching Employer contribution in the preceding 24 months, the Member shall not be entitled to Employer matching contributions with respect to any Savings or Salary Deferral Contributions he may make during the following 6-month period.

7.4 TOTAL WITHDRAWAL: A Member who is an Employee and who withdraws all funds available pursuant to Section 7.3 may, as of any Valuation Date, by giving proper notice, elect to withdraw from such Member's Employer Contributions Account all or any part of the vested portion of such Member's Employer Contributions Account; provided, however, a Member may make such a withdrawal only if he has been a Member for at least 60 months prior to date of such withdrawal.

                                      VII-2

A Member who makes a withdrawal pursuant to this Section shall not be entitled to Employer matching contributions with respect to any Savings or Salary Deferral Contributions he may make during the following 6-month period. Withdrawals shall be in cash unless the Account is invested in the Company Stock Fund and the Member elects to withdraw shares.

         If the withdrawal made pursuant to this Section 7.3 is with respect to a contribution that received a matching Employer contribution in the preceding 24 months, the Member shall not be entitled to Employer matching contributions with respect to any Savings or Salary Deferral Contributions he may make during the following 6-month period.

7.5 SPECIAL WITHDRAWAL AFTER ATTAINMENT OF AGE 59-1/2: Each Member who is an Employee, is fully vested, and has attained age 59-1/2 may withdraw all or any portion of his Employer Contribution Account, and, even if not fully vested, his Salary Deferral Contribution Account as of any Valuation Date by giving proper notice of such withdrawal. Withdrawals shall be in cash unless the Account is invested in the Company Stock Fund and the Member elects to withdraw shares.

         If the withdrawal made pursuant to this Section 7.3 is with respect to a contribution that received a matching Employer contribution in the preceding 24 months, the Member shall not be entitled to Employer matching contributions with respect to any Savings or Salary Deferral Contributions he may make during the following 6-month period.

7.6 HARDSHIP WITHDRAWALS: A Member who is an Employee may request for a hardship withdrawal from his Salary Deferral Contribution Account and, if fully vested, his Employer Contribution Account. The approval or disapproval of such request shall be made by the Committee. The Committee shall not approve any such request unless it finds that the Member is facing a hardship creating an "immediate and heavy financial need" (as defined below) and the Member has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under the Plan and all other plans of the Employer and its ERISA affiliates. To the extent the Member is fully vested in his Employer Contribution Account, the withdrawal shall be taken first from that Account. The amount of the hardship withdrawal shall be limited to an amount that does not exceed: (1) that amount which the Committee determines to be required to meet the immediate financial needs created by the hardship, which may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution, and
(2) if made from the Participant's Salary Deferral Contribution Account, the amount of the Salary Deferral Contribution Account, but excluding all earnings credited to such Account after 1988. Further, if a hardship distribution is made under the Plan, the restrictions set forth in subparagraph (b) below shall apply. The hardship withdrawal shall be made in cash as soon as practical after the date the Member submitted the hardship request. The following standards shall be applied on a uniform and non-discriminatory basis in determining the existence of a hardship:

                  (a) A financial need shall be deemed to be an "immediate and heavy financial need" if it is on account of:


                                      VII-3

                           (1) Medical expenses described in section 213(d) of
                  the Code incurred by the Member, the Member's spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for these persons to obtain such medical care;

                           (2) Costs directly related to the purchase (excluding
                  mortgage payments) of a principal residence for the Member;

                           (3) Payment of tuition, related educational fees, and
                  room and board expenses for the next 12 months of post-secondary education for the Member, his or her spouse, children, or dependents; or

                           (4) The need to prevent the eviction of the Member
                  from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

                           (5) any other "safe-harbor" event established from
                  time to time by the Internal Revenue Service.

                  (b)      Upon a hardship distribution,

                           (1) The Member's 401(k) contributions and after-tax
                  contributions under the Plan, and all other plans maintained by the Employer and its ERISA affiliates (other than a health or welfare benefit plan or the mandatory employee contribution portion of a defined benefit plan), will be suspended for 12 months, and

                           (2) The Member may not make 401(k) contributions
                  under the Plan, and all other plans maintained by the Employer and its ERISA affiliates, for the Member's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code
                  Section 402(g) for such next taxable year less the amount of the Member's elective contributions for the taxable year of the hardship distribution.

         Withdrawals shall be in cash unless the Account is invested in the Company Stock Fund and the Member elects to withdraw shares.

         If the withdrawal made pursuant to this Section 7.3 is with respect to a contribution that received a matching Employer contribution in the preceding 24 months, the Member shall not be entitled to Employer matching contributions with respect to any Savings or Salary Deferral Contributions he may make during the following 6-month period.

7.7 LOANS TO MEMBERS: Loans shall be granted in a uniform and non-discriminatory manner to Members (as used herein, a Member includes a beneficiary) from their Accounts, provided the Member is a "party in interest" under ERISA, subject to the following terms and conditions:


                                      VII-4

                  (a) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Member) shall be limited to the lesser of:

                           (1) $50,000 reduced by the excess (if any) of the
                  highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Member on the date on which such loan was made, or

                           (2) one-half of the value of the vested portion of
                  the Member's Accounts.

         For purposes of this limit, all plans of the Employer and Affiliated Companies shall be considered one plan. Each loan must be for at least $1,000.

                  (b) Loans shall provide for the level amortization of principal and interest with payments to be made not less frequently than monthly over a period not to exceed five years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the borrower shall provide for periodic repayment over a period of time not to exceed ten years. Loans shall be evidenced by a note signed by the Member payable in monthly installments. All loans shall bear interest at the rate in effect in the commercial loan division of the Trustee or an affiliated bank to the Trustee for loans of a similar nature on the date the loan is made, and if the Trustee does not provide such a rate of interest itself or through an affiliated bank, then the rate at any bank handling the Company's accounts as determined by the Committee, for loans of a similar nature on the date the loan is made.

                  (c) Loans must be repaid by means of an irrevocable payroll deduction election, unless the Member is not receiving a salary from the Employer that is sufficient to allow deduction of the full loan payments, in which case any excess of payments due over the amount deductible from the Member's salary shall be paid to the Plan by the Member in level installments each pay period, but in no event less frequently than monthly. All loans shall become due and payable in full upon the date a Member ceases to be a "party in interest" to the Plan.

                  (d) Loans shall be made first from the Rollover Account, then the Salary Deferral Contribution Account. If the balance in the Salary Deferral Contribution Account is less than the amount of the requested loan, the remainder of the loan shall be made next from the Employer Contribution Account, and last from the Savings Contribution Account. Any loan under the Plan shall be secured by the pledge of all of the Member's right, title and interest in an amount of his or her vested Accounts equal to the amount of the loan, but not exceeding 50% of such vested Accounts as determined immediately after such loan. Such pledge shall be executed by the Member and his Spouse, if any, which shall provide that, in the event of any default on a loan repayment, the Committee shall be authorized to take any and all appropriate lawful actions necessary to enforce collection of

                                      VII-5
         the unpaid loan. In addition, the promissory note shall provide that, in the event of a default on the loan repayment, both the principal and accrued, unpaid interest shall be immediately due and payable. If the Member is subject to the provisions of Section 401(a)(11) of the Code at the time the vested Accounts are pledged as security for the loan, the spousal consent must be obtained in the proper form.

                  (e) A request for a loan shall be made in accordance with the Plan's administrative procedures, which may specify the order in which the investment fund(s) within each of the Account(s) are invested shall be redeemed to make the requested loan, and shall constitute a written consent to a distribution or deemed distribution of the Account(s), if necessary, in the event of a default. If a request for a loan is approved by the Committee, the Committee shall furnish or cause to be furnished the Trustee with instructions directing the Trustee to make the loan in a lump-sum payment of cash to the Member.

                  (f) A loan shall be considered an investment of the separate Account(s) of the Member from which the loan is made. All loan repayments of principal and interest shall be credited to such separate Account(s) and reinvested in the investment funds in accordance with the Member's election in effect for his current contributions, or, if none is in effect, his most recent such election.

                  (g) Only two loans may be outstanding at any time to a Member.

                  (h) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                  (i) All or part of the reasonable administrative costs of establishing and maintaining a loan may be charged to the borrowing Member.

7.8 METHODS OF DISTRIBUTION: Distributions shall be made in a lump sum in cash (and, with respect to Accounts invested in the Company Stock Fund, in shares of Company Stock, if elected) unless a Member (and his Spouse, if applicable) have made the proper election to receive one of the following optional forms of payment.

                  (a) Joint and Survivor Annuity. If a Member is married on the benefit payment date and elects not to receive a lump sum, distribution shall be in the form of a Joint and Survivor Annuity, which shall be an annuity for the life of the Member with a contingent annuity for the life of the Member's Spouse, if she survives him, which is 50% of the amount of the annuity payable to the Member had he lived. The Joint and Survivor Annuity shall be maximum amount that may be obtained by purchasing an annuity contract with the Member's Accounts from an insurance company selected by the Committee. Subject to Sections 7.9 and 9.1, a married Member may elect to receive the Single Life Annuity or to designate someone other than his Spouse as his contingent joint annuitant; provided it must

                                      VII-6
         be expected that the Member will receive more than 50% of the present value of his Accounts under such annuity.

                  (b) Single Life Annuity. If a Member who is not married on the benefit payment date elects not to receive a lump sum, the Member shall receive his distribution in the form of a Single Life Annuity providing him with equal monthly payments for his lifetime. The amount of such annuity shall be the maximum amount that may be obtained by purchasing an annuity contract with the Member's Accounts from an insurance company selected by the Committee. Subject to Section 7.9, the Member may elect to receive the Joint and Survivor Annuity.

                  (c) A Member may elect to receive his distribution in annual, semi-annually, quarterly or monthly installments payable in substantially equal amounts continuing over a period certain not exceeding the Member's (or the Member's and his beneficiary's joint) life expectancy(ies) as of the date such payments begin. At the time of the election, the Member must specify the fixed period and the frequency of the installments elected. The installment payments shall be provided from an insurance company contract purchased with the amount of the Accounts.

7.9 ELECTION TO RECEIVE AN ANNUITY: The Committee shall furnish certain general information pertinent to the annuities to each Member at least 30 but not more than 90 days prior to such Member's benefit payment date. The furnished information shall be in accordance with such regulations as the Secretary of the Treasury may prescribe and shall include a general explanation of (i) the annuity, (ii) the Member's right to make, and the effect of an election or revocation of an election to receive the annuity, and (iii) the rights of the Spouse with respect to the Joint and Survivor Annuity. The period of time during which a Member may make the election described in this Section 7.9 shall be at any time during the 90-day period prior to the Member's benefit payment date. Any election may be revoked and subsequent elections may be made or revoked at any time and any number of times during such election period.

7.10 PRE-RETIREMENT SURVIVOR ANNUITY: Except as provided below, if a married Member who has elected the Joint and Survivor Annuity dies before his benefit payment date, his Spouse shall receive a Pre-retirement Survivor Annuity commencing as soon as practicable following the date of the Member's death; however, the Spouse may direct that the annuity start on any subsequent date specified by the Spouse which is not later than the date the Member would have reached age 65. The amount of the annuity (equal monthly payments for the Spouse's lifetime) shall be the maximum amount that may be obtained with the Member's Accounts by purchasing an annuity contract from an insurance company selected by the Committee.

         A Spouse who is entitled to receive the Pre-retirement Survivor Annuity may elect to receive a lump sum payment of the Member's Accounts in lieu of the annuity by furnishing the Committee the proper form at any time prior to the date such insurance contract is purchased.


                                      VII-7

7.11 ELECTION NOT TO RECEIVE THE PRE-RETIREMENT SURVIVOR ANNUITY: A Member who has elected to receive the Joint and Survivor Annuity may elect, by executing the election form prescribed by the Committee, not to be covered by the Pre-retirement Survivor Annuity. Such election must be made during the election period described below. Any election may be revoked and subsequent elections may be made or revoked at any time during such election period. Any such election and any revocation of such election must be signed by the Member's Spouse and acknowledge the effect of such election on the Spouse's right to benefits and further, the Spouse's signature must be notarized, and designate a specific beneficiary and the specific form of payment that cannot be changed without a new spousal consent.

         The Committee shall furnish certain general information pertinent to this election to each Member within the period beginning on the first day of the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35. With respect to an Employee who becomes a Member of the Plan after the date the general information is required to be furnished, such information shall be furnished on or about the date that such Member begins participation in the Plan. The furnished information shall be written in accordance with such regulations as the Secretary of Treasury may prescribe and shall contain a general explanation of (i) the terms and conditions of Pre-retirement Survivor Annuity (ii) the Member's right to make and the effect of, an election or revocation of an election to waive the Pre-retirement Survivor Annuity, and
(iii) the rights of the Member's Spouse with respect to the Pre-retirement Survivor Annuity. The Member may make or revoke the election described in this
Section 7.11 at any time.

7.12 DIRECT ROLLOVER: Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

         Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However,

                                      VII-8
in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         Distributee: A distributee includes an Employee or former Employee. In addition, the employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

7.13 30-DAY WAIVER: If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (1) the Committee clearly informs the Member that the Member has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (2) the Member, after receiving the notice, affirmatively elects a distribution.

7.14 FORFEITURES: Upon a Member's termination of employment with the Employers and Affiliated Companies the nonvested portion of the Member's Employer Contributions Account (if any) shall continue to be held in the Trust until forfeited as of the earlier of the date the Member incurs five consecutive Breaks in Service or receives a complete distribution of his vested Accounts. Forfeited account balances shall be used to reduce future Employer contributions otherwise due under the Plan. However, if a Member again becomes an Employee in the Eligible Class prior to incurring five consecutive Breaks in Service, his forfeited amount shall be restored, unadjusted for any interim Trust fund gains or losses, through a special allocation of then existing forfeitures and/or additional Employer contributions, provided the Member repays the full amount of such prior distribution to the Plan in cash before the fifth anniversary of his reemployment date or prior to incurring five consecutive Breaks of Service, whichever occurs first.


                                      VII-9

                                  ARTICLE VIII
                               AUTHORIZED ABSENCES

8.1 AUTHORIZED ABSENCES: Employee status and service shall include, and shall not be interrupted by, the following authorized absences for which the Employee is not directly or indirectly paid:

                  (a) Absence due to accident or sickness so long as the Member is continued on the employment rolls of the Employer or Affiliated Company and remains eligible to work upon his recovery.

                  (b) Absence due to an authorized absence for a period not to exceed two years for such reasons and subject to such conditions as may be approved by the board of directors of his Employer for general application to all Employees similarly situated, provided that each such Member shall immediately, upon expiration of such authorized absence, apply for reinstatement in the employment of the employing company.

                  (c) Absences in compliance with the Family Medical Leave Act.

                  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

8.2 EFFECT OF AUTHORIZED ABSENCES: Members on Authorized Absence status shall be treated as if they were employed by a non-participating Affiliated Company.


                                     VIII-1

                                   ARTICLE IX
                       BENEFICIARIES IN THE EVENT OF DEATH

9.1 BENEFICIARIES: Upon the death of a Member, his Vested Accounts shall be distributed to the beneficiary or beneficiaries designated by him in a written designation on a Plan form filed with his Employer or, if no such designation shall have been so filed, to his Spouse or, if none, to his estate. No such designation of beneficiary shall be effective (whether or not made prior to marriage) if the Member has a Spouse as of his date of death, unless such Spouse is designated as the sole beneficiary, or unless such Spouse consents to the designation of another specified person (and form of payment) as beneficiary. The Spouse's consent must be in writing, acknowledge the effect of the consent on the Spouse's right to benefits under the Plan, and be witnessed by a Plan representative or a notary public. The beneficiary designated by the Member may not be changed without the Spouse's consent, however, a revocation of a designation of a beneficiary other than the Spouse may be made by a Member without the consent of the Spouse at any time before the distribution of the benefit under the Plan. The Spouse's consent to a beneficiary designation shall not be required if it is established to the satisfaction of the Committee that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located. Any consent under this Article IX will be valid only with respect to the Spouse who signs the consent. The divorce of a Member shall automatically revoke such former spouse as his beneficiary under the Plan, except to the extent otherwise provided in a qualified domestic relations order.

                                    ARTICLE X
                                 ADMINISTRATION

10.1 ADMINISTRATIVE COMMITTEE: The Corporation shall act as the administrator of the Plan and shall have all of the powers and responsibilities conferred upon administrators under ERISA. However, an Administrative Committee composed of such persons, as may be determined from time to time by the Board of Directors, may be appointed by the Board to perform the duties of the Corporation.

         The Committee shall elect a Chairman from its number, and a Secretary, and such other officers as the Committee may determine, who may, but need not, be members of the Committee, to serve during the pleasure of the Committee. The Secretary shall keep a record of all meetings and forward all necessary communications to the Companies and the Trustee. The Chairman of the Committee shall be agent of the Plan and the Committee for the service of legal process.

         Any person appointed a member of the Committee shall signify his acceptance by filing written acceptance with the Board of Directors. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein.

         No member of the Committee who is also an officer or employee of any of the Companies receiving compensation as such shall receive any compensation for his services as such member. No bonds or other security shall be required of any member except as required by law.

         No member of the Committee shall act or participate in any action relating solely to his own Account or any other right or privilege under the Plan.

10.2     POWER OF THE COMMITTEE:  The Committee shall have the power:

                  (a) To determine the times and places for holding meetings of the Committee and the notices to be given of such meetings, and to establish other rules for the functioning of the Committee;

                  (b) To determine the number of members of the Committee at the time in office which shall constitute a quorum for the transaction of business, which number shall not be less than a majority of the members then in office;

                  (c) To employ such agents and assistants, such counsel (who may be of counsel to the Companies) and such clerical, medical, accounting, investment and actuarial services as the Committee may require in carrying out the provisions of the Plan;

                  (d) To authorize one or more of their number, or any agent, to make any payment, or to execute or deliver any instrument, on behalf of the Committee, except that all requisitions for funds from, and requests, directions, notifications, certifications, and instructions to, the Trustee or to the Company or Affiliated Companies shall be signed on behalf of the Committee by two members of the Committee, provided that one of the members signing shall be the Secretary or Assistant Secretary thereof;

                  (e) To fix and determine the proportions of costs of the Plan from time to time to be paid by the Company or Affiliated Companies;

                  (f) To determine, from the records of the Company or Affiliated Companies, the considered Compensation, service and other facts regarding Employees;

                  (g) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

                  (h) To prescribe forms and procedures to be followed by Employees applying for membership, Members electing or changing Savings Contributions or Salary Deferral Contributions, Members or beneficiaries filing applications for benefits, Members applying for withdrawals, and other occurrences in the administration of the Plan;

                  (i) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                  (j) To receive from the Company, or Affiliated Companies, and from Members, such information as shall be necessary for the proper administration of the Plan;

                  (k) To furnish the Company or Affiliated Companies, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

                  (l) To receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustee;

                  (m) To set up such rules, applicable to all Employees similarly situated, as are deemed necessary to carry out the terms of the Plan; and

                  (n) To perform all other acts reasonably necessary for administering the Plan and carrying out its Provisions and performing the duties imposed upon the Committee.

10.3 DUTIES OF THE COMMITTEE: The Committee shall have the general responsibility for administering the Plan and carrying out its provisions; subject, however, to the provisions of the Plan and the Trust Agreement.

         Subject to the limitations of the Plan, the Committee, from time to time, shall establish rules for the administration of the Plan and the transaction of its business. As to all matters of administration not reserved in the Plan to the Board of Directors or the Boards of Directors of the Employers, the determination of the Committee as to any disputed question shall be conclusive. All such rules and decisions of the Committee shall be uniformly and consistently applied in order that all Members in similar circumstances shall be treated alike.

         It shall be the duty of the Committee to notify the Trustee in writing of the termination of service of any Member under the Plan and of the amount of cash which shall be payable to such Member upon termination of service, and the date distributions are to commence. The Committee shall not requisition any payment from the Trustee except upon certification by the Committee that such amount is for payment of benefits under the Plan or for the payment of expenses of administering the Plan. Any such certification by the Committee shall be deemed conclusively true insofar as the Trustee is concerned.

         All resolutions or other actions taken by the Committee at the meeting shall be by vote of the majority of the Committee attending the meeting.

10.4 ACCOUNTS RECORDS: The Committee shall maintain accounts showing the fiscal transactions of the Plan and shall keep, or cause the Employers to keep, in convenient form, such data as may be necessary for valuation of the assets. The Committee shall prepare annually a report showing in reasonable summary the assets and liabilities of the Plan and giving a brief account of the operation of the Plan for the past Plan Year and any further information which the Boards of Directors of the Employers may require and as the Committee can reasonably furnish or can obtain from the Trustee. Such report shall be submitted to the Boards of Directors of the Employers and shall be filed in the office of the Secretary of the Committee, where it shall be open to inspection by any Member. The Committee shall exercise such other authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to (i) records of Members' service, Account balances and the percentage of such Account balances which are nonforfeitable under the Plan;
(ii) notifications to Members; and (iii) annual reports to the Internal Revenue Service. Unless otherwise required by law, the Committee may authorize any method of accounting for, or of reporting, information with respect to Plan assets and Account balances which fairly and accurately presents the fair market value, determined in accordance with the Plan, of the Plan assets and Account balances as of such date.

10.5     ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST FUND
ADMINISTRATION: The fiduciaries of the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under this Plan or the Trust Agreement. In general, the Companies shall have the sole responsibility for making the contributions provided under Article IV. The Board of Directors shall have the sole authority to appoint and remove the Trustee, members of the Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Committee shall have the sole responsibility for selecting an entity to hold and manage the assets in the Plan and for selecting a guaranteed investment contract(s) to be acquired by the Trustee. The Trustee shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust, except when an Investment Manager has been appointed by the Committee, all as specifically provided in the Trust. Each fiduciary shall warrant that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan or the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. Furthermore, each fiduciary may rely upon any such direction, information or action of another fiduciary as being proper under this Plan or the Trust, and is not required under this Plan or the Trust Agreement to inquire into the propriety of any such direction, information or action. It is intended under this Plan and the Trust Agreement that each fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and shall not be responsible for any act or failure to act of another fiduciary. No fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

10.6 PRESENTING CLAIMS FOR BENEFIT: Any Member or any beneficiary claiming under a deceased Member, may submit written application to the Committee for the payment of any benefit asserted to be due him under the Plan. Such application shall set forth the nature of the claim and such other information as the Committee may reasonably request. Promptly upon the receipt of any application required by this Section 10.6, the Committee shall determine whether or not the Member or beneficiary involved is entitled to a benefit hereunder and, if so, the amount thereof and shall notify the claimant of its findings.

         If a claim is wholly or partially denied, the Committee shall so notify the claimant within 90 days after receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the end of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render its final decision. Notice of the Committee's decision to deny a claim in whole or in part shall be set forth in a manner calculated to be understood by the claimant and shall contain the following:

                  (a) the specific reason or reasons for the denial,

                  (b) specific reference to the pertinent Plan provisions on which the denial is based,

                  (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

                  (d) an explanation of the claims review procedure set forth in
         Section 10.7 hereof.

         If notice of denial is not furnished, and if the claim is not granted within the period of time set forth above, the claim shall be deemed denied for purposes of proceeding to the review stage described in Section 10.7.

10.7 CLAIM REVIEW PROCEDURE: If an application filed by a Member or beneficiary under Section 10.6 above shall result in a denial by the Committee of the benefit applied for, either in whole or in part, such applicant shall have the right, to be exercised by written application filed with the Committee within 60 days after receipt of notice, of the denial of his application or, if no such notice has been given, within 60 days after the application is deemed denied under Section 10.6 to request the review of his application and of his entitlement to the benefit applied for. Such request for review may contain such additional information and comments as the applicant may wish to present. Within 60 days after receipt of any such request for review, the Committee shall reconsider the application for the benefit in light of such additional information and comments as the applicant may have presented, and if the applicant shall have so requested, shall afford the applicant or his designated representative a hearing before the Committee. The Committee shall also permit the applicant or his designated representative to review pertinent documents in its possession, including copies of the plan document and information provided by the Company relating to the applicant's entitlement to such benefit. The Committee shall make a final determination with respect to the applicant's application for review as soon as practicable, and in any event not later than 60 days after receipt of the aforesaid request for review, except that under special circumstances, such as the necessity for holding a hearing, such 60-day period may be extended to the extent necessary, but in no event beyond the expiration of 120 days after receipt by the Committee of such request for review. If such an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the applicant prior to the commencement of the extension. Notice of such final determination of the Committee shall be furnished to the applicant, in writing, in a manner calculated to be understood by him, and shall set forth the specific reasons for the decision and specific references to the pertinent provisions of the Plan upon which the decision is based. If the decision on review is not furnished within the time period set forth above, the claim shall be deemed denied on review.

10.8 DISPUTED BENEFIT: If any dispute shall arise between a Member or other person claiming under a Member and the Committee after the review of a claim for benefits, or in the event any dispute shall develop as to the person to whom the payment of any benefit under the Plan shall be made, the Trustee may withhold the payment of all or any part of the benefits payable hereunder to the Member or other person claiming under the Member until such dispute has been resolved by a court of competent jurisdiction or settled by the parties involved.

10.9 UNCLAIMED BENEFIT: If at, after, or during the time when a benefit hereunder is payable to any Member, beneficiary or other distributee, the Committee, upon request of the Trustee, or at its own instance, shall mail by registered or certified mail to such Member, beneficiary or distributee, at his last known address a written demand for his then address or for satisfactory evidence of his continued life, or both, and if such Member, beneficiary or distributee shall fail to furnish the same to the Committee within two years from the mailing of such demand, then the Committee may, in its sole discretion, determine that such Member, beneficiary or other distributee has forfeited his right to such benefit and may declare such benefit, or any unpaid portion thereof, terminated as if the death of the distributee (with no surviving beneficiary) had occurred on the date of the last payment made thereon, or on the date such Member, beneficiary or distributee first became entitled to receive benefit payments, whichever is later; provided, however, that such forfeited benefit shall be reinstated if a claim for the same is made by the Member, beneficiary or other distributee at any time thereafter. Reinstatement shall be made by Company contributions or forfeitures, if any.

                                   ARTICLE XI
                                      TRUST

11.1 ESTABLISHMENT: A Trust Fund shall be established, operated and maintained exclusively for the collective investment and reinvestment of moneys received from Members and Employers, in accordance with the investment directions of Members, and the Trust Fund shall be under the exclusive management and control of the Trustee, except when and for the specific purposes that an Investment Manager has been properly appointed and is acting pursuant to direction of the Committee.

11.2 EXCLUSIVE INVESTMENTS: The Trustee shall invest moneys in the Trust Fund exclusively in the investments funds provided for under the Plan.

11.3 BENEFICIAL INTERESTS: Each Member shall have a beneficial interest in the Trust Fund. No Member shall have priority or preference over any other Member as to any assets of the Plan.

11.4 SEPARATE ACCOUNTS: The Committee shall maintain separate accounts for each Member to reflect each Member's interest in the Trust Fund. Each Member shall have an Employer Contribution Account, a Savings Contribution Account, a Salary Deferral Contribution Account and/or a Rollover Account.

11.5 COMPANY STOCK: Up to 100% of the Trust may be invested in Company Stock, subject to any investment limits in Section VII.

                                   ARTICLE XII
               TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN

12.1 POWERS RESERVED: The Corporation, by action of its Board of Directors, may terminate the Plan in its entirety, or as to any Employer at any time, or may at any time, or from time to time, amend or modify it, except that no amendment or modification shall reduce (directly or indirectly) an accrued benefit, eliminate an optional form of benefit (except as otherwise permitted by regulations) or adversely change the vesting schedule with respect to any Employee who is credited with three or more years of service. In addition the Committee may amend the Plan, subject to the foregoing limitations, provided that any amendment by the Committee may not materially increase the Corporation's obligations under the Plan. Any such termination, amendment or modification shall be effective at such date as the Corporation may determine. An amendment or modification to the Plan may be effective as to all Companies or as to any one of them, and their respective employees. An amendment or modification which increases the duties of the Trustee may be made only with the consent of the Trustee. An amendment or modification may affect Members in the Plan at the time thereof, as well as future Members, but may not diminish the account of any Member as of the effective date of amendment or modification unless required by the Internal Revenue Service in order for the plan to continue to be a qualified plan under Code Section 401.

12.2 EFFECT OF TERMINATION: Upon any total or partial termination of the Plan or upon discontinuance of contributions by any Employer, each affected Member, as to whom the Plan is terminated, or as to whom Employer Contributions have been discontinued, shall receive a fully vested interest in his Accounts. Upon a termination of the Plan, distribution shall be made only in accordance with the modes of distributions provided for under the Plan and subject to their requirements; provided, however, written consent with respect to accounts greater than $5,000 shall not be required if the Corporation and the Affiliated Companies do not maintain any other defined contribution plan.

12.3 MERGER OF PLAN WITH ANOTHER PLAN: In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust Fund to another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Members of this Plan, the assets of the Trust Fund attributable to such Members shall be transferred to the other trust fund only if:

                  (a) Each Member would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated);

                  (b) Resolutions of the Board of Directors of the Employer under this Plan, or of any new or successor employer of the affected Members, shall authorize such transfer of assets; and, in the case of the new or successor employer of the affected Members, its

                                      XII-1
         resolutions shall include an assumption of liabilities with respect to such Member's inclusion in the new employer's Plan; and

                  (c) Such other plan and trust are qualified under Code Sections 401(a) and 501(a).


                                      XII-2

                                  ARTICLE XIII
                                    EXPENSES

13.1 EXPENSES: Unless paid by the Plan, all costs and expenses incurred in the administration hereof, including the expenses of the Committee, the fees and expenses of the Trustee, the fees of counsel, and other administrative expenses shall be paid by the Plan, unless the Employers voluntarily pay any of such expenses, in which event they shall be ratably shared by the several Employers.

13.2 TAXES: Taxes, if any, on any assets held hereunder by the Trustee, or upon income therefrom, which are payable by the Trustee, shall be charged against such assets or income and allocated as the Trustee and the Committee shall determine.


                                     XIII-1

                                   ARTICLE XIV
                            MISCELLANEOUS PROVISIONS

14.1 TERMS OF EMPLOYMENT: The adoption and maintenance of the provisions of this Plan shall not be deemed to constitute a contract between any Employer and Employee, or to be a consideration for, or an inducement or condition of, the employment of any person. Nothing herein contained shall be deemed to give to any Member the right to be retained in the employ of an Employer or to interfere with the right of an Employer to discharge a Member at any time, nor shall it be deemed to give to an Employer the right to require any Member to remain in its employ, nor shall it interfere with any Member's right to terminate his employment at any time.

14.2 CONTROLLING LAWS; GOVERNMENT REGULATIONS: Except to the extent preempted by applicable federal law, this Plan shall be construed, regulated and administered under the laws of the State of Texas. The Plan, and the purchase and sale of securities pursuant thereto, and the obligations of the Trustee thereunder to purchase or sell securities, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

14.3 INVALIDITY OF PARTICULAR PROVISIONS: In the event any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan but shall be fully severable, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted therein.

14.4 NON-ALIENABILITY OF RIGHTS OF MEMBERS: No interest, right or claim in or to any part of the Trust Fund or any payment therefrom shall be assignable, transferable or subject to sale, mortgage, pledge, hypothecation, commutation, anticipation, garnishment, attachment, execution or levy of any kind, and the Trustee shall not recognize any attempt to assign, transfer, sell, mortgage, pledge, hypothecate, commute or anticipate the same. The foregoing shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Member pursuant to a domestic relations order, unless such order is determined to be a qualified domestic relations order ("QDRO"), as defined in Code Section 414(p); provided, however, to the extent directed or authorized by a QDRO, the Plan may make a distribution prior to a Member's "earliest retirement age," as defined in Section 414(p) of the Code.

14.5 PAYMENTS IN SATISFACTION OF CLAIMS OF MEMBERS: Any payment or distribution to any Member or his legal representative or any beneficiary in accordance with the provisions of this Plan shall be in full satisfaction of all claims under the Plan against the Trust Fund, the Trustee and the Employer. The Trustee may require that any distributee execute and deliver to the Trustee a receipt and a full and complete release as a condition precedent to any payment or distribution under the Plan.

14.6 PAYMENTS DUE MINORS AND INCOMPETENTS: If the Committee determines that any person to whom a payment is due hereunder is a minor or is incompetent by reason of physical or mental

                                      XIV-1
disability, the Committee shall have power to cause the payment becoming due such person to be made to another for the benefit of such minor or incompetent, without the Committee or the Trustee being responsible to see to the application of such payment. Payment made pursuant to such power shall operate as a complete discharge of the Committee, the Trustee and the Employer.

14.7 ACCEPTANCE OF TERMS AND CONDITIONS OF PLAN BY MEMBERS: Each Member, by making application to become a Member under this Plan, or by the execution of any form authorized under the terms of this Plan for himself, his heirs, executors, administrators, legal representatives and assigns, approves and agrees to be bound by the provisions of this Plan and the Trust and any subsequent amendments thereto, and all actions of the Committee and the Trustee hereunder.

14.8 IMPOSSIBILITY OF DIVERSION OF TRUST FUND: Notwithstanding any provision herein to the contrary, no part of the corpus or the income of the Trust Fund shall ever be used for, or diverted to, purposes other than for the exclusive benefit of the Members or their beneficiaries or for the payment of expenses of the Plan. Except as otherwise provided in Section 15.9, no part of the Trust Fund shall ever directly or indirectly revert to the Employer.

14.9 REFUNDS TO EMPLOYER: Once contributions are made to the Plan by the Employer on behalf of the Members, they are not refundable to the Employer unless a contribution:

                  (a)      was made by mistake of fact; or

                  (b) was made conditioned upon the contribution being allowed as a deduction and such deduction was disallowed.

Any contribution made by the Employer during any Plan Year in excess of the amount deductible or any contribution attributable to a good faith mistake of fact shall be refunded to the Employer. The amount which may be returned to the Employer is the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact or the excess of the amount contributed over the amount deductible, as applicable. A contribution made by reason of a mistake of fact may be refunded only within one year following the date of payment. Any contribution to be refunded because it was not deductible under Code Section 404 may be refunded only within one year following the date the deduction was disallowed. Earnings attributable to any such excess contribution may not be withdrawn, but losses attributable thereto must reduce the amount to be returned. In no event may a refund be due which would cause the Account balance of any Member to be reduced to less than the Member's Account balance would have been had the mistaken amount, or the amount determined to be nondeductible, not been contributed.


                                      XIV-2

                                   ARTICLE XV
                              AFFILIATED COMPANIES

15.1 ELIGIBILITY AND ADOPTION: Any Affiliated Company approved by the Board of Directors may participate as an Employer in the Plan upon the following conditions:

                  (a) Such Affiliated Company shall make, execute and deliver such instruments and take such other action as the Corporation or the Committee shall deem necessary or desirable.

                  (b) Such Affiliated Company shall appoint the Corporation as its agent to act for it in all transactions in which the Corporation believes such agency will facilitate the administration of the Plan.

                                   ARTICLE XVI
                           TOP-HEAVY PLAN REQUIREMENTS

16.1 GENERAL RULE: For any Plan Year for which this Plan is a Top-Heavy Plan, as defined in Section 16.6, and despite any other provisions of this Plan to the contrary, this Plan shall be subject to the provisions of this Article XVI.

16.2 VESTING PROVISIONS: Each Member who has completed an Hour of Service after the Plan becomes top-heavy shall be immediately 100% vested in his account under this Plan.

16.3 MINIMUM CONTRIBUTION PROVISIONS: Each Member who (i) is a Non-Key Employee, and (ii) is employed on the last day of the Plan Year (regardless of whether the Member has completed 1,000 Hours of Service during the Plan Year, made a required contribution that year, or his level of compensation), will be entitled to have contributions and forfeitures allocated to his account of not less than 3% (the "Minimum Contribution Percentage") of the Member's Compensation. This Minimum Contribution Percentage will be reduced for any Plan Year to the percentage at which contributions (including forfeitures) are made or are required to be made under the Plan for the Plan Year for the Key Employee for whom such percentage is the highest for such Plan Year. If the Member also participates in a defined benefit plan of the Employer that is top heavy, he shall receive the minimum under such defined benefit plan rather than this Plan.

         Contributions considered under the first paragraph of this Section 16.3 will include Employer contributions under this Plan and under all other defined contribution plans required to be included in an Aggregation Group, but will not include Employer Contributions under any plan required to be included in such Aggregation Group if the plan enables a defined benefit plan required to be included in such group to meet the requirements of the Code prohibiting discrimination as to contributions in favor of employees who are officers, shareholders, or the highly compensated or prescribing the minimum participation standards. If the highest rate allocated to a Key Employee for a year in which the plan is top-heavy is less than 3%, amounts contributed as a result of a salary reduction agreement must be included in determining contributions made on behalf of Key Employees.

         Contributions considered under this Section will not include any contributions under the Social Security Act or any other federal or state law.

16.4 LIMITATION ON CONTRIBUTIONS: In the event that the Company, other Employer or an Affiliated Company (hereinafter in this Article collectively referred to as a "Considered Company") also maintains a defined benefit plan providing benefits on behalf of Members in this Plan, one of the two following provisions will apply:

                  (a) If, for the Plan Year, this would not be a Top-Heavy Plan if "90%" were substituted for "60%", in Section 16.6, then the percentage of 3% used in Section 16.3 is changed to 4%.

                                      XVI-1

                  (b) If, for the Plan Year, this Plan would continue to be a Top-Heavy Plan if "90%" were substituted for "60%", in Section 16.6, then the denominator of both the defined contribution plan fraction and the defined benefit plan fraction will be calculated as set forth in
         Section 4.11 for the limitation year ending in such Plan Year by substituting "1.0" for "1.25" in each place such figure appears. This subsection (b) will not apply for such Plan Year with respect to any individual for whom there are no (i) Employer Contributions, forfeitures or voluntary nondeductible contributions allocated to such individual, or (ii) accruals earned under the defined benefit plan.

16.5 UNIFORM ACCRUAL: For Plan Years beginning after December 31, 1986, a uniform benefit accrual rate must be used in determining whether a plan is top-heavy or super top-heavy. If all of the employer's plans accrue benefits at the same rate, that accrual rate is to be used to determine if its plans are top-heavy or super top-heavy. If no single accrual rate is used uniformly by all of the Employer's plans, the slowest accrual rate permitted under the fractional method must be used to determine the accrued benefit for Non-Key Employees.

16.6 DETERMINATION OF TOP-HEAVY STATUS: The Plan will be a Top-Heavy Plan for any Plan Year if, as of the Determination Date, the aggregate of the accounts under the Plan for Members (including former Members) who are Key Employees exceeds 60% of the aggregate of the accounts of all Members, excluding former Key Employees, or if this Plan is required to be in an Aggregation Group in any such Plan Year in which such Group is a Top-Heavy Group. In determining Top-Heavy status, if an individual has not performed any services for any Affiliated Company at any time during the five-year period ending on the Determination Date, any accrued benefit for such individual and the aggregate accounts of such individual shall not be taken into account.

         In determining whether this Plan constitutes a Top-Heavy Plan, the Committee (or its agent) will make the following adjustments:

                  (a) When more than one plan is aggregated, the Committee shall determine separately for each plan as of each plan's Determination Date the present value of the accrued benefits (for this purpose using the actuarial assumptions set forth in the applicable plan) or account balance. The results shall then be aggregated by adding the results of each plan as of the Determination Dates for such plans that fall within the same calendar year.

                  (b) In determining the present value of the cumulative accrued benefit or the amount of the account of any Employee, such present value or account will include the amount in dollar value of the aggregate distributions made to such employee under the applicable plan during the five-year period ending on the Determination Date unless reflected in the value of the accrued benefit or account balance as of the most recent Valuation Date. The amounts will include distributions to employees representing the entire amount credited to their accounts under the applicable plan.


                                      XVI-2

                  (c) Further, in making such determination, such present value or such account shall include any rollover contribution (or similar transfer), as follows:

                           (1) If the rollover contribution (or similar
                  transfer) is initiated by the Employee and made to or from a plan maintained by another Affiliated Company, the plan providing the distribution shall include such distribution in the present value or such account; the plan accepting the distribution shall not include such distribution in the present value or such account unless the plan accepted it before December 31, 1983.

                           (2) If the rollover contribution (or similar
                  transfer) is not initiated by the employee or made from a plan maintained by another Affiliated Company, the plan accepting the distribution shall include such distribution in the present value or such account, whether the plan accepted the distribution before or after December 31, 1983; the plan making the distribution shall not include the distribution in the present value or such account.

                  (d) In any case where an individual is a Non-Key Employee with respect to an applicable plan, but was a Key Employee with respect to such plan for any prior Plan Year, any accrued benefit and any account of such Employee will be altogether disregarded. For this purpose, to the extent that a Key Employee is deemed to be a Key Employee if he or she met the definition of Key Employee within any of the four (4) preceding Plan Years, this provision will apply following the end of such period of time.

         IN WITNESS WHEREOF, the Corporation has caused these presents to be executed by its authorized individual, in a number of copies, all of which shall constitute but one and the same instrument, which may be evidenced by any such executed copy hereof, this June __, 1998, effective for all purposes as provided above.


                                         PIONEER CHLOR ALKALI COMPANY, INC.



                                         By:
                                            ---------------------------------

                                         Name:
                                              -------------------------------

                                         Title:
                                               ------------------------------


                                      XVI-3

                                  ATTACHMENT A

                         PIONEER COMPANIES SAVINGS PLAN
                      FOR TACOMA BARGAINING UNIT EMPLOYEES

         The following investment funds shall be offered under the Plan:

         AIM Constellation Account
         Founders Balanced Account
         Founders Growth Account
         Fidelity Advisor Growth Opportunities Account
         Invesco Dynamics Account
         Janus Worldwide Account
         PBGH Growth Account
         American Century - Twentieth Century Ultra Account Templeton Foreign Account
         Templeton Growth Account
         Warburg Pincus Advisor Growth & Income Account Warburg Pincus Advisor International Equity Account Neuberger & Berman Guardian Account
         Large Company Stock Index Fund (Cigna Charter Fund)
         Cigna Lifetime Funds
         Invesco Total Return Account
         Guaranteed Income Fund
         Company Stock Fund